UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2017

MAGYAR BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-51726	20-4154978
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

400 Somerset Street, New Brunswick, New Jersey		08901
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (732) 342-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.            Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)          On February 23, 2017, the Board of Directors of Magyar Bancorp, Inc. (the “Company”) appointed Jon R. Ansari to the Boards of Directors of the Company and its wholly owned subsidiary, Magyar Bank, effective immediately. Mr. Ansari’s term as director expires at the next annual meeting of stockholders of the Company. Mr. Ansari currently serves as Executive Vice President and Chief Financial Officer of the Company and the Bank.

There are no transactions that are required to be disclosed pursuant to Item 404(a) of SEC Regulation S-K.

The press release issued by the Company on February 27, 2017 related to the appointments is included in this filing as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions. Not Applicable

(d)	Exhibits.

99.1: Press Release, Dated February 27, 2017, Announcing the Appointment of Jon R. Ansari to the Boards of Directors of Magyar Bancorp, Inc. and Magyar Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGYAR BANCORP, INC.

DATE: February 27, 2017	By:	/s/ John S. Fitzgerald
John S. Fitzgerald
President and Chief Executive Officer